Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Scage Future, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 6, 2026.

/s/ Chao Gao
Name:	Chao Gao

Upward Stars Group Limited

/s/ Chao Gao
Name:	Chao Gao
Title:	Authorized Signatory

/s/ Qinghua Zeng
Name:	Qinghua Zeng

Victorious Lights Holding Limited

/s/ Qinghua Zeng
Name:	Qinghua Zeng
Title:	Authorized Signatory

/s/ Yuanchi Guo
Name:	Yuanchi Guo

Three Action Brothers Limited

/s/ Yuanchi Guo
Name:	Yuanchi Guo
Title:	Authorized Signatory